Exhibit 10.54
ELEVENTH AMENDMENT TO AND ASSIGNMENT OF
AGREEMENT FOR PURCHASE AND SALE

This ELEVENTH AMENDMENT TO AND ASSIGNMENT OF AGREEMENT FOR PURCHASE AND SALE ("Amendment") is made and entered into as of December 26, 2017, by and among KBS LEGACY PARTNERS LOFTS LLC, a Delaware limited liability company (“Seller”), RREF III-P ELITE VENTURE, LLC, a Delaware limited liability company (“Assignor”), and ELITE STREET CAPITAL LOFTS EQUITY DE, LLC, a Delaware limited liability company (“Buyer”).

Witnesseth, that:

WHEREAS, Seller and Assignor entered into that certain AGREEMENT FOR PURCHASE AND SALE dated as of September 5, 2017, as amended by the First Amendment to Agreement for Purchase and Sale dated as of October 2, 2017, as amended by the Second Amendment to Agreement for Purchase and Sale dated as of November 6, 2017, as amended by the Third Amendment to Agreement for Purchase and Sale dated as of November 17, 2017, as amended by the Fourth Amendment to Agreement for Purchase and Sale dated as of November 27, 2017, as amended by the Fifth Amendment to Agreement for Purchase and Sale dated as of November 29, 2017, as amended by the Sixth Amendment to Agreement for Purchase and Sale dated as of December 4, 2017, as amended by the Seventh Amendment to Agreement for Purchase and Sale dated as of December 7, 2017, as amended by the Eighth Amendment to Agreement for Purchase and Sale dated as of December 14, 2017, as amended by the Ninth Amendment to Agreement for Purchase and Sale dated as of December 15, 2017, as amended by the Tenth Amendment to Agreement for Purchase and Sale dated as of December 19, 2017 (the “Contract”), for the acquisition of land and improvements thereon, commonly referred to as Lofts at the Highlands Apartments, located in the City of St. Louis, State of Missouri, all as more particularly described in the Contract;

WHEREAS, pursuant to Section 7.8 of the Contract, Assignor has the right to assign the Contract as described therein;

WHEREAS, pursuant to Section 7.5 of the Contract, the parties may amend the Contract by an instrument in writing signed by the party against whom the enforcement of such amendment is sought;

WHEREAS, the parties hereto desire to amend the Contract as hereinafter set forth to satisfy the requirements of the U.S. Department of Housing and Urban Development (“HUD”).

NOW, THEREFORE, for and in consideration of the premises and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the undersigned hereby agree, provide and covenant, as follows:

A.    Required HUD Language. Pursuant to Appendix G of Chapter 13 of HUD Handbook 4350.1, the following paragraph is required to be included in the Contract, as amended, and is hereby made a part thereof:

“This Agreement is expressly conditioned upon preliminary approval by HUD of the transaction as set forth in Form HUD 92266, Application for Transfer of Physical Assets, and supporting documents submitted to HUD. No transfer of any interest in the Project under this Agreement shall be effective prior to such HUD approval. Buyer will not take possession of the Project nor assume benefits of project ownership prior to such approval by HUD. The Buyer, his heirs, executors, administrators or assigns, shall have no right upon any breach by Seller hereunder to seek damages, directly or indirectly, from the FHA Project which is the subject of this transaction, including from any assets, rents, issues or profits thereof, and Buyer shall have no right to effect a lien upon this Project or the assets, rents, issues, or profits thereof.”

B.    Final Audit. Anything to the contrary notwithstanding set forth in the Contract, as amended, the Seller agrees to provide to Buyer, at Seller’s expense, the Audited Interim Financial Statement of the Project from the date of the last audited report to the date of conveyance of the Project to Buyer within forty-five (45) business days of the date of conveyance to Purchaser. Such statement is required by item #4 under the section marked “Final Approval Process” of the instructions to Form HUD-92266.

C.    Assignment of Contract. In accordance with Section 7.8 of the Contract, the Assignor hereby assigns the Contract to the Buyer, a single-purpose entity formed for the sole purpose of owning and managing the Property as described in the Contract, and which is affiliated with the Assignor. The assignment contained herein shall not release the Assignor of any of its obligations under the Contract. Furthermore, by execution of this Amendment, the Seller acknowledges that it has received no less than five (5) days advance notice of the assignment and the identity of the assignee.

D.    Miscellaneous. Any capitalized terms that are not defined herein shall have the meanings ascribed to such terms in the Contract, as previously amended. As amended herein and hereby, the Contract, as previously amended, is confirmed and ratified, and is in full force and effect as of the date hereof. All other provisions of the Contract remain in full force and effect without change. The parties further recognize that time is of the essence and therefore, strict compliance with the times for performance stated herein is required. This instrument shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, heirs and assigns. This instrument shall be governed by and construed in accordance with the laws of the State of Missouri. This instrument may be executed in one or more counterparts, which together shall constitute one and the same instrument. This instrument may be executed via facsimile or email, and the parties agree that facsimile and email execution hereof shall be binding upon the parties.

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IN WITNESS WHEREOF, the parties have executed this Eleventh Amendment To And Assignment Of Agreement For Purchase And Sale as of the date first set forth above.

SELLER:

KBS LEGACY PARTNERS LOFTS LLC,
A Delaware limited liability company

By:	KBS Legacy Partners Properties LLC,
A Delaware limited liability company,
Its sole member

By:	KBS Legacy Partners Limited Partnership,
A Delaware limited partnership,
Its sole member

By:	KBS Legacy Partners Apartment REIT, Inc.,
A Maryland corporation,
Its sole general partner

By:	/s/ Guy K. Hays
Guy K. Hays,
Executive Vice President

ASSIGNOR:

RREF III-P ELITE VENTURE, LLC,
A Delaware limited liability company

By:	Elite Street Capital, LLC,
A Texas limited liability company,
Its administrative member

By:	/s/ Yehonatan Sade
Yehonatan Sade,
Its managing member

BUYER:

ELITE STREET CAPITAL LOFTS EQUITY DE, LLC,
A Delaware limited liability company

By:	Rialto Elite 2017 4 Pack Borrower GP, LLC,
A Delaware limited liability company,
Its manager

By:	Rialto Elite 2017 4 Pack GP Member, LLC,
A Delaware limited liability company,
Its manager

By:	RREF III-P Elite Venture, LLC,
A Delaware limited liability company,
Its manager

By:	Elite Street Capital, LLC,
A Texas limited liability company,
Its authorized member

By:	/s/ Yehonatan Sade
Yehonatan Sade,
Its managing member